UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               _________________


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): November 4, 2005
                               (October 31, 2005)


                             Alamosa Holdings, Inc.
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


              Delaware                 000-32357             75-2890997
     ------------------------- ------------------------- -----------------
  (State or Other Jurisdiction (Commission File Number)   (I.R.S. Employer
         of Incorporation)                               Identification No.)


                    5225 S. Loop 289, Lubbock, Texas,          79424
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              (Address of Principal Executive Offices)       (Zip Code)


       Registrant's Telephone Number, Including Area Code: (806) 722-1100


                                 Not Applicable
    ------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.


         On October 31, 2005, the Compensation Committee of the Board of Directors of Alamosa Holdings, Inc.(the "Company") adopted the 2006 Board and Board Committee Member Compensation Policy (the "2006 Policy"), which supersedes the 2005 Board and Board Committee Member Compensation Policy.

         Pursuant to the 2006 Policy, director compensation will consist of cash compensation and restricted shares. Directors will receive the following cash compensation in 2006: (a) an annual retainer of $20,000, an additional $17,500 retainer for the chairman of the audit committee and the governance and nominating committee, and an additional $12,000 retainer for the chairs of the finance committee, and the compensation committee, and (b) meeting fees of $1,000 per board meeting and $1,000 per committee meeting.

         By the end of their third year of service, all board members are required at any given point during their services as a board member to beneficially hold a minimum of the lesser of 6,000 Company shares or Company shares equal to or exceeding $75,000 in value based upon its current per share trading price in the public market.

         Directors will receive 6,500 restricted shares annually which will be issued on the first business day of the year. The shares vest over a period of one year from the date of grant on a monthly basis in equal installments. Sixty percent of the shares are restricted for purposes of transferability for three years (or, if earlier, until the date that the director ceases to serve as a director) and the remaining forty percent are restricted for purposes of transferability until vested.

         Directors may elect to take up to one hundred percent (100%) of their cash compensation in restricted stock (the "Elected Restricted Stock"). The exchange ratio for this purpose will be determined by taking the closing price of the common stock on the last business day of the quarter and discounting this price by twenty five percent (25%). The Elected Restricted Stock will not be subject to a vesting requirement, but will have a 2.5 year restriction on transferability, which will remain in place even if the director ceases to serve on the Board. Restricted stock awards and retainer amounts will be prorated for years of partial service.

         Newly elected board members will receive a one time restricted stock grant in an amount to be determined at the time of their election. The number of restricted shares granted shall be consistent with the recommendation of the compensation consultant utilized by the Compensation Committee and the desire to attract qualified directors.

         A copy of the 2006 Policy approved by the Compensation Committee of the Board of Directors is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c)  Exhibits

Exhibit 10.1 2006 Board and Board Committee Member Compensation Plan Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated: November 4, 2005

ALAMOSA HOLDINGS, INC.



By:
         /s/ Kendall W. Cowan
         __________________________
         Name:  Kendall W. Cowan
         Title: Chief Financial Officer